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IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1. To elect eight directors to serve for a one year term.

	For	Withhold		For	Withhold		For	Withhold
01 - Henry B. Cook, Jr.	☐	☐	02 - Michael I. German	☐	☐	03 - Ted W. Gibson	☐	☐
04 - Robert B. Johnston	☐	☐	05 - Joseph P. Mirabito	☐	☐	06 - William Mirabito	☐	☐
07 - George J. Welch	☐	☐	08 - John B. Williamson III	☐	☐			

	For	Against	Abstain
2. Non-binding advisory vote to approve the Company's executive compensation;	☐	☐	☐
4. To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2017.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Non-binding advisory vote on frequency of "say-on-pay" votes:	☐	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2017

THE PROXY STATEMENT AND OUR ANNUAL REPORT FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016, ARE AVAILABLE ON OUR WEBSITE AT:

WWW.CORNINGGAS.COM

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — CORNING NATURAL GAS HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

APRIL 27, 2017, 10:00 A.M. LOCAL TIME

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints each of Firouzeh Sarhangi and Stanley G. Sleve, acting alone or together, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Corning Natural Gas Holding Corporation to be held on April 27, 2017, at 330 West William Street, Corning, New York 14830, located south of West Pulteney Street and west of Goff Street, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the March 21, 2017 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Corning Natural Gas Holding Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 4 AND “1 YEAR” FOR PROPOSAL 3.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given herein, this proxy will be voted FOR proposals 1, 2 and 4 and “1 Year” for Proposal 3. In the discretion of the proxies on all other matters properly brought before the meeting.

(Items to be voted appear on reverse side.)